                                                                  EXHIBIT 10(zz)

                              EMPLOYMENT AGREEMENT

         Agreement made, effective as of June 17, 1992, by and between Stokely USA, Inc., a corporation duly organized and existing under the laws of the State of Wisconsin, with a place of business at 1055 Corporate Center Drive, City of Oconomowoc, County of Waukesha, State of Wisconsin, hereinafter referred to as "employer" and Leslie J. Wilson of W180 N8215 Town Hall Road, City of Menomonee Falls, County of Waukesha, State of Wisconsin, hereinafter referred to as "employee".

                                    RECITALS

         The parties recite and declare:

         A. Employer is engaged in the business of food processing, and maintains its principal office at 1055 Corporate Center Drive, City of Oconomowoc, County of Waukesha, State of Wisconsin. It desires to engage the services of employee as its' Chief Financial Officer.

         B. Employee has been engaged and has had a great deal of experience as a senior financial executive. He desires to accept employment with employer as its' Chief Financial Officer.

         For the reasons set forth above, and in consideration of the mutual promises and agreements set forth in this agreement, employer and employee agree as follows:

                                  SECTION ONE

                                   EMPLOYMENT

         A. Employer hereby employs, engages, and hires employees as its' Chief Financial Officer, and employee hereby accepts and agrees to such hiring, engagement, and employment, subject to the general supervision and pursuant to the orders, advice, and direction of employer.

         B. Employee shall perform such other duties as are customarily performed by one holding such position in other, same, or similar businesses or enterprises as that engaged in by employer, and shall also render such other services and duties as may be reasonably assigned to him from time to time by employer.

                                  SECTION TWO
                            BEST EFFORTS OF EMPLOYEE

         Employee agrees that he will at all times faithfully, industriously, and to the best of his ability, experience, and talents, perform all of the duties that may be required of and from him pursuant to the express and implicit terms of this agreement, to the reasonable satisfaction of employer. Such duties shall be rendered at 1055 Corporate Center Drive, City of Oconomowoc, State of Wisconsin, and at such other place or places as employer shall in good faith require or as the interest, needs, business, or opportunity of employer shall require.

         Employee's normal work day begins at 7:30 a.m. and ends at 5:00 p.m., exclusive of meal periods. Within reason, employee may follow flexible work hours consistent with his duties to employer.

                                 SECTION THREE
                               TERM OF EMPLOYMENT

         The agreement shall be effective for a period of two (2) years from the effective date stated above, and shall automatically be extended for a period of one year on each annual anniversary of its effective date unless at least thirty (30) days prior to such annual anniversary date either party has sent the other notice of nonrenewal indicating that this agreement will not be extended at the end of the period, in which event it shall terminate at the end of such period.

                                  SECTION FOUR
                            COMPENSATION OF EMPLOYEE

         Employer shall pay employee, and employee shall accept from employer, in full payment for employee's services under this agreement, compensation at the rate of one hundred thousand ($100,000) dollars per year, payable in twelve
(12) equal monthly payments on the last weekday of each month while this agreement is in force.

         Employer shall reimburse employee for all necessary expenses incurred by employee while traveling pursuant to employer's directions.

                                  SECTION FIVE
                 TERMINATION DUE TO DISCONTINUANCE OF BUSINESS

         In spite of anything contained in this agreement to the contrary, in the event that employer shall discontinue operating its business, then this agreement shall terminate as of the last day of the month in which employer ceases operation with the same force and effect as if such last day of the month were originally set as the termination date of this agreement, except that, in such case, employee shall receive, as severance, the sum of one hundred thousand ($100,000) dollars payable in twelve (12) equal monthly installments on the last weekday of each such month commencing the last work day of the month following the month in which employer ceases operations.

         For purposes of this section, a transaction covered by section 16 is not within the scope hereof.

                                  SECTION SIX
                                OTHER EMPLOYMENT

         Employee shall devote all of his time, attention, knowledge, and skills solely to the business and interest of employer, and employer shall be entitled to all of the benefits, profits, or other issues arising from or incident to all work, services, and advice of employee, and employee shall not, during the term of this agreement, be interested directly or indirectly, in any manner, as partner, officer, director, shareholder, advisor, employee, or in any other capacity in any other business similar to employer's business or any allied trade; provided, however, that nothing contained in this section shall be deemed to prevent or to limit the right of employee to invest any of his money in the capital stock or other securities of any corporation whose stock or securities are publicly owned or are regularly traded on any public exchange, nor shall anything contained in this section be deemed to prevent employee from investing or limit employee's rights to invest his money in real estate.

                                 SECTION SEVEN
                    RECOMMENDATIONS FOR IMPROVING OPERATIONS

         Employee shall make available to employer all information of which employee shall have any knowledge and shall make all suggestions and recommendations that will be of mutual benefit to employer and employee.

                                 SECTION EIGHT
                                 TRADE SECRETS

         Employee shall not at any time or in any manner, either directly or indirectly divulge, disclose or communicate to any person, firm, corporation, or other entity in any manner whatsoever any information concerning any matter affecting or relating to the business of employer, including without limitation any of its customers, the prices it obtains or has obtained form the sale of, or at which it sells or has sold, its products, or any other information concerning the business of employer, its manner of operation, its plants, processes, or other data without regard to whether all of the above-stated matters will be deemed confidential, material, or important, employer and employee specifically and expressly stipulating that as between them, such matters are important, material, and confidential and gravely affect the effective and successful conduct of the business of employer, and employer's good will, and that any breach of the terms of this section shall be a material breach of this agreement.

                                  SECTION NINE
                TRADE SECRETS AFTER TERMINATION OF EMPLOYMENT

         All of the terms of Section Eight of this agreement shall remain in full force and effect for the period of eighteen (18) months after the termination of employee's employment for any reason.

                                  SECTION TEN
                            ADDITIONAL COMPENSATION

         In addition to the compensation stated in Paragraph Four of this agreement, employee shall be included in the executive incentive bonus plan as a middle group participant. As such, employee is eligible to receive an annual incentive cash bonus based upon a factor of twenty (20%) percent of the compensation stated in Paragraph Four of this agreement. Calculation and payment of the bonus is dependent upon employer achieving stated profit objectives. A copy of the said executive incentive bonus plan is attached as "Exhibit A" and incorporated herein.

                                 SECTION ELEVEN
                         EMPLOYER-FURNISHED AUTOMOBILE

         Employer will provide employee the use a company car. The following are the conditions governing the use of such car by employee:

         At Company expense, it shall be the responsibility of the employee to keep the automobile serviced, maintained, and repaired in good driving condition. In the event of tire purchases, major repairs, repairs required because of an accident, or repairs covered by insurance, employee shall obtain prior approval of company (except in emergencies) before authorizing the work or making the purchase.

         For personal use of the company automobile, the account of the employee with the company shall be charged with the sum of thirty ($30) dollars per month.

         Gas, oil, and lubrication expenses incurred by employee in the performance of his duties under this agreement shall be paid by employer. Employer will provide insurance on the automobile.

                                 SECTION TWELVE
                                 STOCK OPTIONS

         On the effective date hereof, employer shall grant to employee the option to purchase ten thousand (10,000) shares of employer's common stock pursuant to the Stokely Incentive Stock Option Plan. The price per share and all conditions of the grant shall be as required by the said plan.

                                SECTION THIRTEEN
                            OTHER EMPLOYEE BENEFITS

         A. Vacation. Employee shall be entitled to fifteen (15) days of paid vacation each year during the term of this agreement, the time for such vacation to be determined by mutual agreement between employer and employee.

         B. Holidays. As set forth in employer's Handbook for Monthly Salaried Employees.

         C. Profit Sharing. As established by employer's Employee's Profit-Sharing Retirement Plan.

         D. Salary Deferral Profit-Sharing. As established by employer's Salary Deferral Profit-Sharing Plan (401(k)).

         E. Health Insurance. As established by employer's Employee Welfare Benefit Trust for Full-time, Year-round Employees of the Employer and it's Wholly Owned Subsidiaries.

         F. Life Insurance. As established by CIGNA Split Dollar Group Life Insurance Plan for Monthly Salaried Employees.

         G. Accidental Death Insurance and Dismemberment Insurance. As provided by two plans; one providing an accidental death benefit of one hundred thousand ($100,000) dollars and scheduled dismemberment benefit and the other providing an accidental death benefit of four (4) times annual salary and a scheduled dismemberment benefit.

         H. Long Term Disability Insurance. As established by Stokely's Long Term Disability Income Plan.

         This section is not intended to do other than identify various benefits to which employee will become entitled on the effective date hereof. Employee is referred to the relevant plan documents and Employer's Handbook for Monthly Salaried Employees for further specifics and agrees, in all cases, to be bound by the same with regard to the benefits described herein.

                                SECTION FOURTEEN
                         AGREEMENTS OUTSIDE OF CONTRACT

         This agreement contains the complete agreement concerning the employment arrangement between the parties and shall, as of the effective date hereof, supersede all other agreements between the parties. The parties stipulate that neither of them has made any representation with respect to the subject matter of this agreement or any representations including the execution and delivery of this agreement except such representations as are specifically set forth in this agreement and each of the parties acknowledges that he or it has relied on its own judgement in entering into this agreement. The parties further acknowledge that any payments or representations that may have been made by either of them to the other prior to the date of executing this agreement are of no effect and that neither of them has relied thereon in connection with his or its dealings with the other.

                                SECTION FIFTEEN
                           MODIFICATION OF AGREEMENT

         Any modification of this agreement or additional obligation assumed by either party in connection with this agreement shall be binding only if evidenced in writing signed by each party or an authorized representative of each party.

                                SECTION SIXTEEN
                         CHANGE IN CONTROL OF EMPLOYER

         On the effective date hereof, employer shall execute and deliver to employee a change of control agreement in the form attached hereto as "Exhibit B" which will continue the employment of employee for a period of two (2) years following the date of a change of control of employer as defined therein.

                               SECTION SEVENTEEN
                              DISCHARGE FOR CAUSE

         A. Employer may discharge employee for gross negligence and willful failure to perform duties, intoxication on the job, drug addiction, criminal misconduct, and any continuing breach of a reasonable and material rule or regulation that may be established from time to time for the conduct of the employer's business provided employee has reasonable notice of violation and reasonable time to correct, and for any failure of employee to perform any agreement, duty, or obligation of employee under this agreement.
         B. If employer discharges employee pursuant to the provisions of this section or for any reason referred to in this section, employer shall only be liable to pay to employee his salary to the date of termination of employment.

                                SECTION EIGHTEEN
                      TERMINATION OF AGREEMENT BY EMPLOYER

         Employer may terminate this agreement without cause. If such termination occurs prior to the one year anniversary of the effective date hereof, employee shall receive, as severance, an amount equal to the compensation he would have received from employer pursuant to Section Four hereof if employee had remained in the employ of employer through the initial term hereof (June 16, 1994). If such termination occurs after the one year anniversary of the effective date hereof, employee shall receive, as severance, an amount equal to the compensation he would have received from employer pursuant to Section Four hereof if employee had remained in the employ of employer for one year beyond the date of termination. In both cases, such compensation may be paid either in lump sum or in equal monthly installments, at the discretion of employer.

                                SECTION NINETEEN
                 TERMINATION FOR TOTAL AND PERMANENT DISABILITY

         A. In spite of anything in this agreement to the contrary, employer is hereby given the option to terminate this agreement in the event that employee shall, during the term of this agreement, become permanently disabled as the term permanently disabled is fixed and defined in this Section. Such option shall be exercised by employer giving notice to employee by registered mail, addressed to him at W180 N8215 Town Hall Road, City of Menomonee Falls, State of Wisconsin, or at such other address as employee shall designate in writing of employer's intention to terminate this agreement on the last day of the month during which such notice is mailed. On the giving of such notice, this agreement shall cease on the last day of the month in which the notice is so mailed, with the same force and effect as if such last day of the month were the date originally set forth in this agreement as the termination date of this agreement.
         B. For the purposes of this agreement, employee shall be deemed to have become permanently disabled, if during any year of the term of this agreement, because of ill health, physical or mental disability or for other causes beyond employee's control he shall be continuously unable or unwilling or shall have failed to perform his duties under this agreement for one hundred eighty (180) consecutive days, or if, during any year of the term of this agreement, employee shall be been unable or unwilling or shall have failed to perform his duties for a total period of one hundred eighty (180) days, irrespective of whether or not such days are consecutive. For the purposes of this agreement, the term "any year of the term of this agreement" is defined to mean any 12 calendar months period commencing on June 17, and terminating June 16, during the term of this agreement.

                                 SECTION TWENTY
                          EFFECT OF PARTIAL INVALIDITY

         The invalidity of any portion of this agreement will not and shall not be deemed to affect the validity of any other provision. In the event that any provision of this agreement is held to be invalid, the parties agree that the remaining provisions shall be deemed to be in full force and effect as if they had been executed by both parties subsequent to the expungement of the invalid provision.

                               SECTION TWENTY-ONE
                                 CHOICE OF LAW

         It is the intention of the parties to this agreement that this agreement and the performance under this agreement, and all suits and special proceedings under this agreement, be construed in accordance with and under and pursuant to the laws of the State of Wisconsin, and that, in any action, special proceeding or other proceeding that may be brought arising out of, in connection with, or by reason of this agreement, the laws of the State of Wisconsin, shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to jurisdiction in which any action or special proceeding may be instituted.

                               SECTION TWENTY-TWO
                                   NO WAIVER

         The failure of either party to this agreement to insist upon the performance of any of the terms and conditions of this agreement, or the waiver of any breach of any of the terms and conditions of this agreement, shall not be construed as thereafter waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

                              SECTION TWENTY-THREE
                                 ATTORNEY FEES

         In the event that any action is filed in relation to this agreement, the unsuccessful party in the action shall pay to the successful party, in addition to all the sums that either party may be called on to pay, a reasonable sum for the successful party's attorney's fees; except where statutory provisions prevail.

                              SECTION TWENTY-FOUR
                               PARAGRAPH HEADINGS

         The titles to the paragraphs of this agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this agreement.

         In witness whereof, each party to this agreement has caused it to be executed at Oconomowoc, Wisconsin, on the date indicated below.


STOKELY USA, INC.                                  LESLIE J. WILSON

                                               /s/ Leslie J. Wilson
- -----------------------------                  ----------------------
Thomas W. Mount, As President                      Leslie J. Wilson

                                   EXHIBIT A


                                    REVISED
                              INCENTIVE BONUS PLAN
                                 March 26, 1982


Deferred Compensation Plan

The current existing incentive bonus plan dated March 31, 1965, amended December 16, 1966, and amended December 14, 1979, is hereby rescinded. The deferred compensation amounts so credited under the plan are to remain intact; except that the interest applied annually to the account would be calculated using the same fixed rate as used by the Employees' Profit Sharing Retirement Fund to determine annual increases on those funds instead of the current prime rate calculation.

Revised Plan

1. A revised executive incentive bonus plan be established for each executive payable as a % (percent) of salary based on pre-tax FIFO profit (profit before incentive bonus, profit sharing contribution, LIFO adjustments and income tax).

2.   The amount of the bonus is determined as follows:

     The participating group of executives and the classification of those executives into a designated group will be approved by the Board of Directors annually.

     Executives are divided into three groups. The top group would receive an incentive cash bonus equal to 30% of their salary. The middle group would receive an amount equal to 20% and a third group bonus equal to 10% of their salaries. If the corporate profit objective of 3 3/4% of sales is achieved, the bonus pool at 100% level would be declared and paid. Adjustments to the award schedule for increases or decreases above or below profit objective of 3 3/4% are as follows:

                              % Pre-Tax       % of Bonus
                             FIFO Profit         Paid
                             -----------       ---------
                       Less than 1 1/4%             O%
                                 1 1/4%            50%
                                 2 1/2%            75%
                                 3 3/4%           100%
                                 ------           ----
                                 5%               125%
                                 6 1/4%           150%
                            over 7 1/2%           175%

3.   Incentive bonus pool distribution would be as follows:

     The final paid amounts to individuals shall be determined by the executive compensation committee.

4. Payments will be made after the pre-tax FIFO profits have been determined. A payment date in June would be selected. Payments are made only to those executives who are either in the employ of the Oconomowoc Canning Company on the payment date or who had retired during the current fiscal year.


Executive Deferred Compensation Option

It is proposed that the Company offer to the Executive Officer group the option of individual contributions to the deferred compensation account. In particular, they may elect to participate after reaching the age 55 to elect each fiscal year to defer any part of his salary or bonus which would otherwise be paid to him. Amounts so deferred are credited with interest at the fixed rate as used by the Employees' Profit Sharing Retirement Fund. Withdrawals from the fund are to be paid after termination of his employment, and in no event more than 10 years after termination.

The Executive Deferred Compensation account may be either an unfunded or funded account, but in either event it will be an unsecured obligation of the corporation.

                                   EXHIBIT B

               CHANGE IN CONTROL CONTINGENT EMPLOYMENT AGREEMENT



    THIS AGREEMENT, made this 17 day of June, 1992, by and between STOKELY USA, INC., a Wisconsin corporation (the "Company"), and LESLIE J. WILSON, Chief Financial Officer of the Company (the "Employee"),

                             W I T N E S S E T H :

    WHEREAS, sudden takeovers, acquisitions or changes of control of domestic corporations have occurred frequently in recent years, and current conditions may contribute to the continuation or acceleration of this trend; and

    WHEREAS, the possibility of a sudden takeover, acquisition or change of control can create uncertainty of employment and may cause the loss of valuable Company officers, to the detriment of the Company and its shareholders; and

    WHEREAS, it is believed that the detriment described can be substantially reduced by an agreement on the terms hereinafter set forth;

    NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth, IT IS AGREED:

    (1)  Continued Employment.   If a change of control of the Company
occurs when the Employee is employed by the Company, the Company will continue thereafter to employ the Employee, and the Employee will remain in the employ of the Company, in accordance with the terms and provisions of this Agreement, for a period of two (2) years following the date of such change (the "Employment Period"). As used herein, the phrase "change of control of the Company" means the first to occur of the following:

         (a) The acquisition of more than twenty (20%) percent of the outstanding shares of voting stock of the Company by any person or entity or group thereof acting in concert, excluding affiliates of the Company, by means of an offer made publicly to the holders of all or substantially all of the outstanding shares of the voting stock of the Company to acquire such shares for cash, securities, other property or any combination thereof; or

         (b) Any person or entity acquires, subsequent to the date of this Agreement, beneficial ownership of twenty (20%) percent or more of the then issued and outstanding voting common stock of the Company in any manner other than a purchase of such stock directly from the Company for cash; or

         (c) The sale, assignment or transfer by the Company of all or substantially all of its business or assets, in a transaction or related series of transactions, except any such sales to affiliates of the Company; or

         (d) The Company merges or consolidates or reorganizes with or into any other corporation or corporations other than its affiliates or engages in any other similar business combination or reorganization; or

         (e) A Schedule 13D or its equivalent is filed under the Securities Exchange Act of 1934 with respect to the voting common stock of the Company, by or on behalf of any person (within the meaning of that term as defined in the regulations governing such Schedules), which states expressly or by implication that such person intends to change the management, direction or control of the Company or its policies; or

         (f) A majority of the Board of Directors of the Company does not consist of persons who were serving in the capacity on the date of this Agreement, or who were appointed or nominated to serve as a Director by such persons or by persons who were themselves so appointed or nominated.

    (2)  Duties.   Unless otherwise agreed by the Company and Employee,
during the Employment Period the Employee shall be employed by the Company in the same position as that which the Employee held on the date of the change of control of the Company. In such employment, his duties and authority shall consist of and include all duties and authority customarily performed and held by a person holding an equivalent position with a corporation of similar nature and size, as such duties and authority related to such position are reasonably defined and delegated from time to time by the Board of Directors of the Company. However, no change of the Employee's location of employment to outside the Oconomowoc area, or in the Employee's title, shall be made without the prior written
consent of the Employee.   The Employee shall have the powers necessary
to perform the duties assigned and shall be provided such supporting services, staff, secretarial and other assistance, office space and accouterments as shall be reasonably necessary and appropriate in light of the duties assigned (but in no event, in any case, smaller in size or lesser in quality than that being furnished to the Employee on the date of the change of control of the Company).

         The Employee shall devote his entire business time, energy and skills to such employment while so employed, but the Employee shall not be required to devote more than an average of approximately 45 hours per calendar week to such employment. The Employee shall be entitled to a minimum of three (3) weeks (fifteen [15] working days) of paid vacation annually. The Employee shall have the sole discretion to determine the time and intervals of such vacation.

    (3) Compensation. During the Employment Period, the Employee shall be compensated as follows:

         (a) He shall receive a salary equal to his salary as in effect as of the date of the change of control of the Company, subject to adjustment as hereinafter provided.

         (b) He shall be reimbursed for any and all monies advanced in connection with his employment for reasonable and necessary expenses incurred by him on behalf of the Company.

         (c) He shall be included to the extent eligible thereunder in any and all plans providing benefits for the Company's employees, including, but not limited to, life, accidental death and dismemberment, long term disability, hospitalization, medical and retirement, and be provided any and all other benefits and perquisites (including use of an automobile) made available to other employees of comparable status, at the expense of the Company on a comparable basis; and

         (d) He shall be included in all profit sharing, bonus, deferred compensation, split dollar life insurance, and similar or comparable plans customarily extended by the Company to corporate officers and key employees of the Company.

    (4) Annual Compensation Adjustments. The Board of Directors of the Company or an appropriate committee thereof will consider and appraise the contributions of the Employee to the Company's operating efficiency, growth, production and profits, at least annually during the Employment Period, and in accordance with past practice, the Employee's compensation rate shall be annually adjusted upward to be commensurate with increases given to other corporate officers and key employees generally and as the scope and success of the Company's operations or the Employee's duties expand.

    (5) Retirement. If, during the Employment Period, or during the applicable period, if any, described in paragraph (7), the Employee shall deliver to the Company a statement signed by him, stating that the Employee voluntarily chooses to retire early from the Company, or if the Employee shall reach the age of 65, or shall with the mutual agreement of the Company agree in writing on early retirement, then this Agreement shall terminate on the effective date of such event and the terms of the Company's retirement policies or such mutual agreement shall immediately become effective.

(6)  Termination Other Than for Cause.

         (a) If, during the Employment Period, the Company shall terminate the employment of the Employee for any reason other than the reasons set forth in paragraph (5) above or paragraph (7) below, thereafter he or his personal representatives shall continue to be paid monthly an amount equal to his then current monthly base salary plus one-twelfth (1/12th) of the annual average of the executive incentive program payments and bonuses paid to the Employee in the preceding five
(5) years, and he shall be entitled to continue life, accidental death and dismemberment, long term disability and hospitalization and medical insurances and shall receive the other employee benefits and perquisites described in subparagraphs (3)(c) and (3)(d) hereof, for the remainder of the Employment Period or as specified by Federal law, whichever time period is longer.

         (b) If during the Employment Period the Employee's duties shall be changed substantially without his written consent from those specified in paragraph (2) or he shall fail to be re-elected or he shall be removed as a corporate officer of the Company, or if the Company violates this Agreement, the Employee shall have the right to elect to terminate his employment under this Agreement; and if he so elects, he or his personal representatives shall continue to be paid monthly an amount equal to his then current monthly base salary plus one-twelfth (1/12th) of the average of the executive incentive program payments and bonuses paid to the Employee in the preceding five (5) years, and he shall be entitled to participate in group life, hospitalization and medical insurance and shall receive the other employee benefits and perquisites described in subparagraphs (3)(c) and (3)(d) hereof, for the remainder of the Employment Period.

    (7)  Termination  for  Cause.    Employee  agrees  that  this
Agreement may be terminated by the Company at any time for cause, which shall mean only death, conviction for criminal fraud, the commission of a felony, or becoming the subject of a final nonappealable judgement of a court of competent jurisdiction holding that the Employee is liable to the Company for damages for obtaining a personal benefit in a transaction adverse to the interest of the Company. In the event this Agreement is terminated for cause, the Employee shall forfeit his right to any and all benefits he would otherwise have been entitled thereafter to receive under the Agreement.

    (8) EnforceabilitY. The parties agree that nothing in this Agreement shall in any way abrogate the right of the Company and the Employee to enforce by injunction or otherwise the due and proper performance and observance of the several covenants herein contained to be performed by the Employee or the Company or to recover damages for breach thereof.

    (9) Successors and Assigns. If the Company sells, assigns or transfers all or substantially all of its business and assets to any person, excluding affiliates of the Company, or if the Company merges into or consolidates or otherwise combines with any person which is a continuing or successor entity, then the Company shall assign all of its right, title and interest in this Agreement as of the date of such event to the person which is either the acquiring or successor corporation, and such person(s) shall assume and perform from and after the date of such assignment all of the terms, conditions and provisions imposed by
this Agreement upon the Company.   In case of such assignment by the
Company and of assumption and agreement by such person(s), all further rights as well as all other obligations of the Company under this Agreement thenceforth shall cease and terminate and thereafter the expression "the Company" wherever used herein shall be deemed to mean such person(s).

    (10) Affiliate.    The  term  "affiliate"  as  used  in  this
Agreement means any corporation more than fifty (50%) percent of the outstanding voting common stock of which is owned at the time by the Company or an affiliate of the Company.

    (11) Supplemental Agreement. This Agreement supplements, and is not an amendment to or in derogation of, any other agreement between the Company and the Employee relating to the employment or the terms and
conditions thereof.   No person, other than such person as may be
designated by the Board of Directors of the Company, shall have any authority on behalf of the Company to agree to modify or change this Agreement.

    (12) Severability.  This Agreement is to be governed by and construed
under the laws of the State of Wisconsin.   If any provision of this
Agreement shall be held invalid and unenforceable for any reason, such provision shall be deemed deleted and the remainder of the Agreement shall be valid and enforceable without such provision.

    (13) Termination of Agreement. The Company has the right to terminate the employment of the Employee, and the Employee may elect at his discretion to terminate his employment, at any time prior to a change in control of the Company, in either of which events this Agreement shall terminate; subject to the terms and conditions of the Employment Agreement between the parties dated effective June 17, 1992.

         At any time prior to a change in control of the Company by action of its Board of Directors, this Agreement may be terminated by either party hereto upon written notice to the other.

    IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its corporate seal affixed and attested by its duly authorized officers, and the Employee has hereunto set his hand and seal as of the date first above written.


                                STOKELY USA, INC.



                                By /S/ TOM MOUNT
                                   ---------------------
                                      Tom Mount

(Corporate Seal)                Attest:




                                Leslie J. Wilson, Employee